SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of March 13, 2013, is made by and between BeesFree, Inc., a Nevada corporation (the “Company”), and BeesFree USA, Inc., a Delaware corporation and the Company’s wholly-owned subsidiary (“BeesFree DE”, the Company and BeesFree DE, as the context dictates, collectively, the “Grantor”), and those signatories hereto who are holders of certain notes described below in the aggregate principal amount of up to $2,520,000 (the “Noteholders”), to be issued by the Company from time to time on and after the date hereof, as well as their endorsees, transferees and assigns all upon terms set forth in that certain Securities Purchase Agreement, dated March 13, 2013 (the “Purchase Agreement”).

WITNESSETH:

WHEREAS, from time to time on and after the date hereof, the Company may issue up to $2,520,000 of its 15% senior secured convertible notes (as each may be at any time amended, extended, restated, renewed or modified, each a “Note,” and collectively, the “Notes”) to subscribers for units offered by the Company upon the terms set forth in the Purchase Agreement;

WHEREAS, pursuant to the terms of the Purchase Agreement, each purchaser of Notes has become a Noteholder and has agreed that in an Event of Default (as defined in the Notes) the Requisite Holders (as defined herein) shall be required to appoint and authorize a collateral agent (the “Collateral Agent”) to act for the benefit of the Noteholders prior to taking any actions to declare the Notes due and payable or to foreclose on any Collateral securing the Notes: and

WHEREAS, it is a condition precedent to the obligation of each of the Noteholders to purchase a Note that the Grantor shall have granted the Noteholders a security interest in the Collateral (as hereinafter defined) as contemplated by this Agreement; and

WHEREAS, the Grantor expects to realize direct and indirect benefits as a result of the sale of the Notes to the Noteholders and desires to grant the Noteholders a security interest in the Collateral as contemplated by this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties agree as follows:

ARTICLE I – DEFINITIONS

1.1           This Agreement is the Security Agreement referred to in the Purchase Agreement and the Notes. As used in this Agreement, the following terms shall have the meanings respectively set forth below:

“Agreement” means this Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

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“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Collateral” means substantially all of the Grantor’s now owned or hereafter acquired right, title and interest in and to the General Assets, the Trademarks, the Patents and the Licenses. Without limiting the generality of the foregoing, “Collateral” shall include any shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of the Grantor that is obtained or acquired in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the foregoing securities, including, but not limited to, all dividends, interest and cash.

“General Assets” shall have the meaning set forth in Section 2.1 hereof.

“Investment Collateral” shall have the meaning set forth in Section 7.1 hereof.

“Licenses” shall have the meaning set forth in Section 2.4 hereof.

“Patents” shall have the meanings set forth in Section 2.3 hereof.

“Requisite Holders” means, at any time of determination, a majority (i.e., at least 50.1%) of the aggregate principal amount of outstanding Notes.

“Secured Obligations” means any and all present and future obligations of the Grantor arising under or relating to the Notes or this Agreement, whether due or to become due, matured or unmatured, or liquidated or unliquidated, including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against the Grantor. For the avoidance of doubt, the Secured Obligations shall include the obligations of the Grantor to pay the fees and expenses of the Collateral Agent, if any, and to provide indemnity to the Collateral Agent pursuant to Article XIII hereof.

“Trademarks” shall have the meanings set forth in Section 2.2 hereof.

ARTICLE II –SECURITY INTERESTS

2.1           Grant of Security Interest in General Assets. To secure the complete and timely payment, performance and satisfaction of all of the Secured Obligations, the Grantor hereby grants to the Noteholders, a first lien and security interest over all other security interests with power of sale to the fullest extent permitted by applicable law, in all of the Grantor’s right, title and interest in and to the Grantor’s now owned or otherwise existing and hereafter acquired or arising:

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(a)         accounts, contract rights and all other forms of obligations owing to the Grantor arising out of the sale or lease of goods or the rendition of services by the Grantor, irrespective of whether earned by performance, and any and all credit insurance, guarantees or security therefor;

(b)         books and records, including ledgers; records indicating, summarizing or evidencing the Grantor’s properties or assets or liabilities; all information relating to the Grantor’s business operations or financial condition; and all other computer programs, disk or tape files, printouts, runs or other computer prepared information;

(c)         deposit accounts (as that term is defined from time to time in the Uniform Commercial Code as in effect in the State of New York);

(d)         all of the Grantor’s general intangibles and other personal property (including contract rights, rights arising under common law, statutes or regulations, chooses or things in action, commercial tort claims, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, computer programs, information contained in computer disks or tapes, literature, reports, catalogs, insurance premium rebates, tax refunds and tax refund claims);

(e)         goods (as that term is defined from time to time in the Uniform Commercial Code as in effect in the State of New York), including (i) all inventory, including equipment held for lease, whether raw materials, in process or finished, all material or equipment usable in processing the same and all documents of title covering any inventory, (ii) all equipment employed in connection with the Grantor’s business, together with all present and future additions, attachments and accessions thereto and all substitutions therefor and replacements thereof, and (iii) all vehicles;

(f)          instruments and other investment property (as such terms are defined from time to time in the Uniform Commercial Code as in effect in the State of New York);

(g)         negotiable collateral, including all of the Grantor’s right, title and interest with respect to any letters of credit, letter of credit rights, instruments, drafts, documents and chattel paper (as each term is defined from time to time in the Uniform Commercial Code as in effect in the State of New York), and any and all supporting obligations in respect thereof;

(h)        all parcels of real property and the related improvements thereto (whether as owner, lessee or otherwise);

(i)          money or other assets of the Grantor that now or hereafter come into the possession, custody or control of the Grantor;

(j)          the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all of the foregoing, or other tangible or intangible property resulting from the sale, exchange, collection or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; and

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(k)          all of the Grantor’s right, title and market in and to any shares of capital stock of any of its subsidiaries and the certificates representing any such shares.

All of the items described in clauses (a)-(k) in this Section 2.1 are hereinafter individually and/or collectively referred to as the “General Assets.”

2.2           Grant of Security Interest in Trademarks. To secure the complete and timely payment, performance and satisfaction of all of the Secured Obligations, the Grantor hereby grants to the Noteholders, a security interest as and by way of a first lien and security interest having priority over all other security interests, including with power of sale to the fullest extent permitted by applicable law, in all of the Grantor’s right, title and interest in and to the Grantor’s now owned or otherwise existing and hereafter acquired or arising: (a) trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications and (b) all renewals thereof, all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, the right to sue for past, present and future infringements and dilutions thereof, the goodwill of the Grantor’s business symbolized by the foregoing and connected therewith and all of the Grantor’s rights corresponding thereto throughout the world (all of the foregoing items described in the foregoing clauses (a) and (b) in this Section 2.2, are hereinafter individually and/or collectively referred to as the “Trademarks”); and (c) all proceeds of any and all of the foregoing, including, without limitation, license royalties and proceeds of the infringement suits.

2.3           Grant of Security Interest in Patents. To secure the complete and timely payment, performance and satisfaction of all of the Secured Obligations, the Grantor hereby grants to the Noteholders, a security interest as and by way of a first lien and security interest having priority over all of other security interests, including with power of sale to the fullest extent permitted by applicable law, in all of the Grantor’s right, title and interest in and to the Grantor’s now owned or otherwise existing and hereafter acquired or arising: (a) patents and patent applications and (b) all renewals thereof, all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, the right to sue for past, present and future infringements and dilutions thereof, the goodwill of the Grantor’s business symbolized by the foregoing and connected therewith and all of the Grantor’s rights corresponding thereto throughout the world (all of the foregoing items described in the foregoing clauses (a) and (b) in this Section 2.3, are hereinafter individually and/or collectively referred to as the “Patents”); and (c) all proceeds of any and all of the foregoing, including license royalties and proceeds of the infringement suits.

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2.4           Grant of Security Interest in Trademark and Patent Licenses. To secure the complete and timely payment, performance and satisfaction of all of the Secured Obligations, the Grantor hereby grants to the Noteholders, a security interest, as and by way of a first lien and security interest having priority over all of other security interests, including with power of sale to the fullest extent permitted by applicable law, in all of the Grantor’s right, title and interest in and to the Grantor’s now owned or otherwise existing and hereafter acquired or arising: rights under or interests in any license agreements with any other party, whether the Grantor is a licensee or licensor under any such license agreement, and the right to use the foregoing in connection with the enforcement of the Noteholders’ rights under the Notes, including the right to prepare for sale and sell any and all inventory now or hereafter owned by the Grantor and now or hereafter covered by such licenses (all of the foregoing are hereinafter referred to collectively as the “Licenses”). Notwithstanding the foregoing provisions of this Section 2.4, the Licenses shall not include any license agreement in effect as of the date hereof that by its terms expressly prohibits the grant of the security contemplated by this Agreement; provided, however, that upon the termination of such prohibitions for any reason whatsoever, the provisions of this Section 2.4 shall be deemed to apply thereto automatically.

2.5           Title; Other Liens. Except for the security interest granted to the Noteholders pursuant to this Agreement, the Grantor owns each of the General Assets, Trademarks, Patents and Licenses free and clear of any and all liens, claims or security or adverse interests to all or any of the Trademarks, Patents and Licenses free and clear of any and all liens, claims or security or adverse interests to all or any of the Trademarks, Patents and Licenses on file or of record in any public office, except as such as have been filed in favor of the Noteholders pursuant to this Agreement.

ARTICLE III – FURTHER ASSURANCES

3.1           At any time and from time to time at the request of the Requisite Holders, or if a Collateral Agent has been appointed as provided herein, the Collateral Agent, the Grantor shall execute and deliver to the Requisite Holders or Collateral Agent, as applicable, all such financing statements and other instruments and documents in form and substance satisfactory to the Requisite Holders or Collateral Agent, as applicable, as shall be necessary or desirable to fully perfect, when filed and/or recorded, the security interest in the Collateral granted to the Noteholders pursuant to Article II of this Agreement. The Grantor hereby authorizes the Requisite Holders or Collateral Agent, as applicable, without notice to the Grantor, to file any financing statement and amendments thereof or continuations thereof, naming the Grantor as debtor and the Noteholders as the creditor. At any time and from time to time, the Requisite Holders or Collateral Agent, as applicable, shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as the Requisite Holders or Collateral Agent, as applicable, may deem appropriate to perfect and to maintain perfected the security interest granted to it for the benefit of the Noteholders in Article II of this Agreement. Before and after the occurrence of any default under the Notes, at the Requisite Holders’ or Collateral Agent’s, as applicable, request, the Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by the Requisite Holders or Collateral Agent, as applicable, to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of the Noteholders or the priority thereof, including causing any such financing statements to be filed and/or recorded in the applicable jurisdiction.

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ARTICLE IV – SECURITY AGREEMENT

4.1           This Agreement secures the payment of all of the Secured Obligations of the Grantor now or hereafter existing under the Notes, whether for principal, interest, fees, expenses or otherwise, and all of the Secured Obligations of the Grantor now or hereafter existing under this Agreement and provides for the application of proceeds from the Collateral, upon the occurrence of an Event of Default, to satisfy the Secured Obligations, including the irrevocable right of the Collateral Agent to apply proceeds from Collateral to the payment of any and all amounts owing to the Collateral Agent pursuant to any of the provisions of Article X or Article XIII of this Agreement prior to making any payment to any or all of the Noteholders.

ARTICLE V – EVENTS OF DEFAULT

5.1           There shall be an Event of Default (as defined in the Notes) hereunder upon the occurrence and during the continuance of an Event of Default under any of the Notes.

ARTICLE VI – RIGHTS UPON EVENT OF DEFAULT

6.1           Upon the occurrence and during the continuance of an Event of Default, upon the appointment of the Collateral Agent as set forth herein and in the Purchase Agreement, the Collateral Agent shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that the Collateral Agent may have under applicable law or in equity or under this Agreement, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction. Without limiting the foregoing, and subject to the consent of the Requisite Holders, on behalf of the Noteholders: (a) without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Grantor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office or elsewhere upon such terms and conditions as the Collateral Agent may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk; (b) shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released; and (c) shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Noteholders under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Secured Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Grantor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

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ARTICLE VII – VOTING RIGHTS; DIVIDENDS; ETC.

7.1           With respect to Grantor’s right, title and interest to any Collateral consisting of securities, partnership interests, joint venture interests, investments or the like (referred to collectively and individually in this Article VII and in Article VIII hereof as the “Investment Collateral”), so long as no Event of Default occurs and remains continuing:

  (a)          the Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement or the Notes; and

  (b)          the Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Investment Collateral.

ARTICLE VIII – RIGHTS DURING EVENT OF DEFAULT

8.1           With respect to any Investment Collateral in the possession of the Grantor, so long as an Event of Default has occurred and is continuing:

(a) at the option of the Collateral Agent, all rights of the Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section (a) of Article VII hereof, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section (b) of Article VIII hereof, shall cease, and all such rights thereupon shall become vested in the Collateral Agent for the benefit of the Noteholders which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Investment Collateral such dividends and distributions; and

(b) all dividends and other distributions that are received by the Grantor contrary to the provisions of this Agreement shall be held in trust for the benefit of the Collateral Agent on behalf of the Noteholders, shall be segregated from other funds of the Grantor and forthwith shall be paid over to Collateral Agent for the benefit of the Noteholders as pledged Collateral in the same form as so received (with any necessary endorsements).

ARTICLE IX – GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1           The Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

  (a)          except for the security interest granted to the Noteholders herein, the Grantor is, and as to Collateral acquired from time to time after the date hereof, the Grantor will be, the owner of all the Collateral free from any lien, security interest, encumbrance or other right, title or interest of any person, and the Grantor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Collateral Agent for the benefit of the Noteholders;

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  (b)          there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of any kind in the Collateral, or intended to cover any such interest that has not been terminated or released by the secured party named therein, and so long as any Notes remain outstanding or any of the Secured Obligations of the Grantor remain unpaid, the Grantor will not execute and there will not be on file in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interest hereby granted to the Collateral Agent for the benefit of the Noteholders;

  (c)          at the Grantor’s own expense, the Grantor will keep the Collateral (i) in good condition at all times (normal wear and tear excepted) and maintain same in accordance with all manufacturer’s specifications and requirements, and (ii) free and clear of all liens and encumbrances, except for the liens granted hereby; and without the consent of the Collateral Agent, the Grantor will not sell, transfer, change the registration, if any, dispose of, attempt to dispose of, substantially modify or abandon the Collateral or any part thereof other than sales of inventory in the ordinary course of business and the disposition of obsolete or worn-out equipment in the ordinary course of business; and

  (d)          the chief executive office and chief place of business of the Grantor is located at 2101 Vista Parkway, Suite 122, West Palm Beach, FL 33411. The Grantor will not move its chief executive office and chief place of business until (i) it shall have given to the Noteholders, of if a Collateral Agent has been appointed hereunder, the Collateral Agent, not less than 30 days’ prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Requisite Holders or Collateral Agent, as applicable, may reasonably request, and (ii) with respect to such new location, it shall have taken such action, satisfactory to the Requisite Holders or Collateral Agent, as applicable, to maintain the security interest of the Noteholders in the Collateral.

ARTICLE X –COSTS AND EXPENSES

10.1         The Grantor shall pay any and all reasonable costs and expenses incurred by the Collateral Agent, including, without limitation, reasonable costs and expenses relating to all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement, the administration and holding of the Collateral, insurance expenses, and the enforcement, protection and adjudication of the parties’ rights hereunder by the Collateral Agent, including, without limitation, the reasonable disbursements, expenses and fees of the attorneys the Collateral Agent may retain, if any.

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10.2         All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements (collectively, “Costs and Expenses”), incurred or paid by the Collateral Agent in exercising any right, privilege, power or remedy conferred by this Agreement or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to the Collateral Agent by the Grantor. To the extent that the Costs and Expenses are not paid promptly by the Grantor, the Collateral Agent may request each Noteholder to deposit with it, in proportion to their initially purchased respective principal amounts of Notes, sufficient sums to cover the Costs and Expenses. To the extent Costs and Expenses are not paid to the Collateral Agent by the Grantor or the Noteholders, the Collateral Agent, in addition to any other rights granted under this Agreement, is hereby authorized to deduct the aggregate of unpaid Costs and Expenses from the Collateral or proceeds therefrom.

ARTICLE XI – CONTINUING EFFECT

11.1         This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Collateral Agent, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

ARTICLE XII – TERMINATION; RELEASE OF THE GRANTOR

12.1         This Agreement shall be terminated and all Secured Obligations of the Grantor hereunder shall be released when all Secured Obligations of the Grantor have been paid in full or upon such release of the Grantor's Secured Obligations hereunder or, with respect to any Note, when such Note shall no longer be outstanding. Upon such termination, the Collateral Agent shall return any pledged Collateral to the Grantor, or to the person or persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things reasonably required for the return of the Collateral to the Grantor, or to the person or persons legally entitled thereto, and to evidence or document the release of the Collateral Agent's interests arising for the benefit of the Noteholders under this Agreement, all as reasonably requested by, and at the sole expense of, the Grantor.

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ARTICLE XIII –

COLLATERAL AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT

13.1         Powers. Upon the occurrence of an Event of Default, the Grantor hereby authorizes and empowers the Requisite Holders to appoint a Collateral Agent, and any officer or agent of the Collateral Agent, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Grantor and in the name of the Grantor or in its own name, from time to time in the Collateral Agent’s discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Upon such appointment, Collateral Agent will execute a Joinder Agreement, substantially in the form annexed hereto as Exhibit A, pursuant to which Collateral Agent shall become a party to this Agreement and shall be fully bound by, and subject to, all of the terms and conditions that are applicable to Collateral Agent as stated herein. Except with respect to those matters as to which the Collateral Agent is expressly required to act under the terms of this Article XIII, the Collateral Agent may act or refrain from acting with the written consent of Requisite Holders, which Requisite Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent; provided, however, that such direction shall not be in conflict with any rule of law or expose the Collateral Agent to personal liability and the Collateral Agent may take any action deemed proper by the Collateral Agent, in its discretion, which is not inconsistent with such direction or the terms of this Agreement.

Without limiting the foregoing, so long as an Event of Default has occurred and is continuing and provided that the Collateral Agent has received instructions from the Requisite Holders, the Collateral Agent shall have the right, without notice to, or the consent of, the Grantor, to do any of the following on the Grantor’s behalf:

(a)          to pay or discharge any taxes or liens levied or placed on or threatened against the Collateral;

(b)          to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder as the Collateral Agent direct;

(c)          to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

(d)          to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(e)          to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral;

(f)           to settle, compromise or adjust any suit, action or proceeding described in subsection (e) above and, to give such discharges or releases in connection therewith as the Collateral Agent may deem appropriate;

(g)          to assign any Patent right included in the Collateral of Grantor (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

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(h)          generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral, and to take, at the Collateral Agent’s option and the Grantor’s expense, any actions which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Noteholders’ liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Collateral Agent were the absolute owner of the Collateral for all purposes.

13.2         All acts done under the foregoing authorization are hereby ratified and approved.

13.3         Each Noteholder agrees with all other Noteholders and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, other than pursuant to this Agreement, or take or institute any action against the Collateral Agent or any of the other Noteholders in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Noteholder has no other rights with respect to the Collateral other than as set forth in this Agreement and the other transaction documents.

ARTICLE XIV – COLLATERAL AGENT

14.1         By their execution of the Omnibus Signature Page to the Purchase Agreement and this Agreement, each of the Noteholders have agreed to appoint a Collateral Agent upon an Event of Default and hereby authorize the Collateral Agent to exercise for the benefit of the Noteholders all rights, powers and remedies provided to it under or pursuant to this Agreement, including all rights, powers and remedies upon an Event of Default, subject always to the terms, conditions, limitations and restrictions provided in this Agreement. Except with respect to those matters as to which the Collateral Agent is expressly required to act under the terms of this Article XIV, the Collateral Agent may act or refrain from acting with the written consent of the Requiste Holders, which Requisite Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent; provided, however, that such direction shall not be in conflict with any rule of law or expose the Collateral Agent to personal liability, and the Collateral Agent may take any action deemed proper by the Collateral Agent, in its discretion, which is not inconsistent with such direction or the terms of this Agreement.

14.2         The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other transaction document a fiduciary relationship in respect of any Grantor or any Noteholder; and nothing in the Agreement or any other transaction document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or any other transaction document except as expressly set forth herein and therein.

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14.3.          The Collateral Agent shall not be responsible to the Grantor or any Noteholder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other transaction document, or for the financial condition of the Grantor or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other transaction document, or the financial condition of the Grantor, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other transaction documents.

14.4.         The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other transaction documents and its duties thereunder, upon reasonable advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other transaction documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding and until such time as the Collateral Agent takes any action upon the instructions of the Requisite Holders, the Collateral Agent shall have no obligation whatsoever to any Noteholder to assure that the Collateral exists or is owned by the Grantor or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

14.5.         Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Agreement shall be construed to require the Collateral Agent to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnification satisfactory to it against such risk or liability is not assured to it. In no event shall the Collateral Agent be liable (a) for any consequential, punitive or special damages or (b) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians. The Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

14.6         The Collateral Agent shall not be required or bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. The Collateral Agent may execute any of the powers under this Agreement or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible or liable for the acts or omissions, including any willful misconduct or gross negligence, on the part of any agent, attorney, custodian or nominee so appointed.

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14.7         The Grantor agrees to be responsible to indemnify and hold the Collateral Agent and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable counsel fees and expenses that may be imposed on the Collateral Agent or incurred by it in connection with its acceptance of its appointment as the Collateral Agent hereunder or the performance of its duties hereunder, except as a result of the Collateral Agent’s gross negligence or willful misconduct. Such indemnity includes all losses, damages, liabilities and expenses (including reasonable counsel fees and expenses) incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Agreement or involving the subject matter hereof. The indemnification provisions contained in this Section 14.7 are in addition to any other rights any of the indemnified parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Collateral Agent.

14.8         Any corporation or other entity whatsoever into which the Collateral Agent may be merged or converted or with which it may be consolidated, any corporation or other entity whatsoever resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party or any corporation or other entity whatsoever succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto except where an instrument of transfer or assignment is required by law to effect such succession.

14.9         The Collateral Agent may generally engage in any kind of business with any Noteholder as if it had not entered into this Agreement. The Collateral Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) may hereafter be engaged in one or more transactions with any Noteholder or may act as trustee, agent or representative of any Noteholder, or otherwise be engaged in other transactions with such parties (collectively, the “Other Activities”). Without limiting the forgoing, Collateral Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) shall not be responsible to account to any Noteholder for such other activities.

14.10       The Collateral Agent may resign and be discharged of its duties hereunder at any time by giving written notice of such resignation to the other parties hereto, stating the date such resignation is to take effect. Within twenty (20) days of the giving of such notice, a successor collateral agent shall be appointed by the Requisite Holders; provided, however, that if the Noteholders are unable so to agree upon a successor within such time period, and notify the Collateral Agent during such period of the identity of the successor collateral agent, the successor collateral agent may be a person designated by the Collateral Agent, and any and all fees of such successor collateral agent shall be the joint and several obligation of the Noteholders. The Collateral Agent shall continue to serve until the effective date of the resignation or until its successor accepts the appointment and receives the Collateral held by the Collateral Agent but shall not be obligated to take any action hereunder. The Collateral Agent may deposit any Collateral with the Supreme Court of the State of New York for New York County or any such other court in New York State that accepts such Collateral. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor collateral agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent and the retiring agent shall be discharged from its duties and obligations under the Agreement.  After any retiring agent’s resignation or removal hereunder as agent, the provisions of the Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent.

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ARTICLE XV – GOVERNING LAW

15.1         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION.

ARTICLE XVI – ASSIGNMENT

16.1         This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Grantor and the Grantor’s successors and assigns; inure, together with the rights and remedies of the Collateral Agent hereunder, in favor of the Noteholders and their successors, transferees and assigns; and be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable. Without limiting the generality of the foregoing, the Noteholders may assign or otherwise transfer any portion of their Notes, in accordance with the terms of the Notes, to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits and obligations in respect thereof granted to the Noteholders (including the beneficial interest in the rights and benefits granted to the Collateral Agent for the benefit of the Noteholders) herein or otherwise. The Grantor shall promptly provide the Collateral Agent with notice of any such assignment or transfer of a Note by any Noteholder.

ARTICLE XVII – AMENDMENT

17.1         The terms of this Agreement may be amended only with the written consent of the Requisite Holders and the written consent of the Collateral Agent.

ARTICLE XVIII-MISCELLANEOUS.

18.1         No course of dealing between the Grantor and the Noteholders, nor any failure to exercise, nor any delay in exercising, on the part of the Noteholders, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

18.2         All of the rights and remedies of the Noteholders with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

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18.3.          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

18.4           No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

18.5.          The Noteholders, Grantor and Collateral Agent agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.6          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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18.7         Nothing in this Agreement shall be construed to subject Collateral Agent or any Noteholder to liability as a partner in Grantor or any if its direct or indirect subsidiaries that is a partnership or as a member in Grantor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Collateral Agent or any Noteholder be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Grantor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Noteholder exercises its right to be substituted for such Grantor as a partner or member, as applicable, pursuant hereto.

18.9         Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) with a copy sent by first class mail on the date of transmissions, or by registered or certified mail, return receipt requested, directed to such party’s addresses set forth below (or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein):

In the case of the Collateral Agent, to:

To the address and telecopier number provided by the Collateral Agent to the Grantor upon his, her or its appointment

In the case of the Noteholder, to:

To the address and telecopier number set forth on

the Omnibus signature page to the Purchase Agreement.

In the case of Grantor, to:

BeesFree, Inc.

2101 Vista Parkway, Suite 122

West Palm Beach, FL 33411

Attn: David Todhunter, CEO

Telecopy No.: (561) 939-4861

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With a copy (that shall not constitute notice) to:

Steven D. Uslaner, Esq.

Littman Krooks, LLP

655 Third Avenue, 20th Floor

New York, NY 10017

Telecopy No.: (212) 490-2990

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Security Agreement by its duly authorized officer as of the date first written above.

BEESFREE, INC.

By:	/S/ DAVID W. TODHUNTER
Name: David W. Todhunter
Title: President and CEO

BEESFREE USA, INC.

By:	/S/ DAVID W. TODHUNTER
Name: David W. Todhunter
Title: President

NOTEHOLDERS

See Omnibus Signature Page to Purchase Agreement for
Noteholders’ Signatures

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EXHIBIT A

BEESFREE, INC.

JOINDER AGREEMENT AND SIGNATURE PAGE

TO SECURITY AGREEMENT

This JOINDER AGREEMENT AND SIGNATURE PAGE is entered into as of ____________ ___ 201__, by ____________________________________ (the “Collateral Agent”), for the purpose of becoming a party to that certain Security Agreement, dated March 13, 2013, by and among BeesFree, Inc., a Nevada corporation, BeesFree USA, Inc., a Delaware corporation, and the investor signatories thereto (the “Noteholders”) (the “Security Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the parties have agreed as follows (with all capitalized terms not otherwise defined herein having the meaning ascribed to them in the Security Agreement):

1.	By executing and delivering this Joinder Agreement and Signature Page, and having been appointed to serve as Collateral Agent by the Requisite Holders, the Collateral Agent acknowledges that Collateral Agent is now a party to the Security Agreement and agrees and acknowledges that as such will be subject to the terms, conditions and obligations of the Security Agreement relating to its duties as Collateral Agent for the benefit of the Noteholders.

2.	The Collateral Agent represents and warrants that the Collateral Agent has reviewed, understands and agrees to the terms of the Security Agreement and that by signing this Agreement the Collateral Agent agrees to be, and shall be, bound by the provisions of the Security Agreement, and shall be a party to the Security Agreement as Collateral Agent, and shall have the rights and obligations as set forth therein.

3.	This Joinder shall be binding upon and enforceable by the Company , BeesFree DE, the Noteholders and Collateral Agent and their respective successors, heirs and assigns.

4.	This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5.	This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to choice of law provisions thereof).

Collateral Agent agrees that this signature page may be attached to any counterpart of the Security Agreement.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned hereby executes the Joinder Agreement as of the date first above written.

Name:
Title:

Accepted:

BEESFREE, INC.

By:
Name:
Title:

BEESFREE USA, INC.

By:
Name:
Title:

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